UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

Fanatic Fans Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

2944 Delta Waters Road, Medford, Oregon 97504
Tel:  540-821-4556

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.02 Election of Certain Officers

Election of Officers and Director

The Registrant announced earlier today the election of Wayne A. Zallen as its new President and CEO, Joann Z. Cleckner as its new Secretary, Treasurer and CFO and Carl S. Sanko as a new  member of the Board of Directors.  The term of each person elected is until he or she resigns or until his or her successor is duly elected and qualified.

Wayne A. Zallen – From 10/2013 - present Mr. Zallen bought an unfinished industrial warehouse Condominium project from the bank and developed it into a safe haven for medical marijuana growers. Mr. Zallen developed a workable lease option model that benefits the grower as well as the investor. From 4/2009 – present Mr. Zallen developed an aeroponic growing method that produces superior quality medical marijuana in a minimum amount of time. From 2006 to present Mr. Zallen was the President of Sigclo Enterprises, Inc a business incubator specializing in importing and distributing goods through a multitude of web based consumer channels. Prior to that Mr. Zallen specialized in buying, building or assisting startup companies in achieving their untapped potential then selling them to sound operators. To date these businesses continue to operate profitably. From 1986 to 2000 Mr. Zallen was a successful member of the financial services industry, owning one of Allstate’s first insurance franchises, and achieving a top 1% national ranking. Later he established a San Francisco Bay Area regional office of American National Financial, Inc., where he hired, trained and motivated sales agents to originate over $8 million per/month in wholesale and retail loans across Northern California. During the early 1980’s Mr. Zallen was a Business Manager/ Account Executive for John Rhein Advertising and was responsible for business management, budgeting, media evaluation and procurement. At John Rhein Advertising he developed exclusive advertising campaigns syndicated nationwide. In 1977 Mr. Zallen obtained a Industrial Design Bachelor of Science degree from The Ohio State University.  Mr. Zallen is ____ years of age.

Joann Z Cleckner – From 1990 thru present – Joann has been the owner of Joann Z Cleckner, CPA, an accounting firm specializing in small business consulting, tax planning, tax preparation as well as providing bookkeeping services to small business clients.  In addition to her accounting practice, from 2011 through 2012, Joann was an intern with the Sonoma County District Attorney, providing legal research in criminal matters, writing briefs and making court appearances.  Joann is licensed to practice accountancy in the states of California and Oregon.  Joann is 65 years of age.

Carl S. Sanko – Carl has been self-employed as Carl S. Sanko CPA for last 5 years, providing tax, accounting, and consulting services, including the past 1 1/2 years as contract CFO, Secretary, and Director of Kush (a Nevada corporation).  Also, during the past 5 years Carl has been a real estate Broker, working under his name, Carl Sanko.  Carl is 59 years of age.

Related Party Transactions

On June 30, 2014, Wayne A. Zallen exchanged his 90% ownership interest in WCS Enterprises, LLC, an Oregon limited liability company (“WCS”), for 18,369,000 common shares of the Registrant.  On the same day Carl S. Sanko exchanged his 2% ownership interest in WCS for 408,200 common shares of the Registrant.

Family Relationships

Wayne A. Zallen and Joann Z. Cleckner are siblings.

ITEM 9.01  Exhibits.

Exhibit No.	Exhibit Name

99.1	Press Release Announcing Elections

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fanatic Fans, Inc.

Dated: July 22, 2014	By:	/s/ Joann Z. Cleckner
Joann Z. Cleckner, CFO